  Exhibit 99.1

Company Contact:
Oxbridge Re Holdings Limited
Jay Madhu, CEO
345-749-7570
jmadhu@oxbridgere.com

Media contact:
Suzie Boland
RFB Communications Group
813-259-0345
sboland@rfbcommunications.com

Oxbridge Re Holdings Reports First Quarter 2019 Results

GRAND CAYMAN, CAYMAN ISLANDS / ACCESSWIRE / May 14, 2019 / Oxbridge Re Holdings Limited (NASDAQ: OXBR), a provider of reinsurance solutions primarily to property and casualty insurers, reported financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Results
Net loss totaled $147,000 or $(0.03) per basic and diluted common share, compared with a net loss of $211,000 or $(0.04) per basic and diluted common share in the first quarter of 2018. The decrease in net loss was primarily due to lower general and administrative expenses incurred during the first quarter of 2019 compared to the prior year period.

Net premiums earned were nil compared with $227,000 in the first quarter of 2018. The decrease in net premiums earned was wholly due to the previous acceleration of premium recognition due to full limit losses being incurred on all the Company’s reinsurance contracts during the quarter ended December 31, 2018, combined with no new contracts written in the current period, when compared to the same year ago period.

Net investment income totaled $63,000 plus $51,000 of change in fair value of equity securities and 3,000 of net realized investment gains. This compares with $72,000 of net investment income, which was offset by $172,000 of change in fair value of equity securities and $173,000 of net realized investment losses in the first quarter of 2018.

Total expenses, including losses and loss adjustment expenses, policy acquisition costs and underwriting expenses, and general and administrative expenses, were $264,000 compared with $326,000 in the first quarter of 2018. The decrease in expenses was due to an overall decrease in general and administrative expenses, when compared to the prior year period.

At March 31, 2019, cash and cash equivalents, and restricted cash and cash equivalents, totaled $8.0 million compared with $11.3 million at December 31, 2018.

First Quarter 2019 Financial Ratios
Loss ratio, which measures underwriting profitability, is the ratio of losses and loss adjustment expenses incurred to net premiums earned. The loss ratio was 0.0% for the first quarter of 2019, compared with 0.0% for the first quarter of 2018. The loss ratio results were due to no loss and loss adjustment expenses incurred in the quarters ended March 31, 2019 and March 31, 2018, respectively.

Acquisition cost ratio, which measures operational efficiency, compares policy acquisition costs and other underwriting expenses with net premiums earned. The acquisition cost ratio was 0.0% for the first quarter of 2019 compared with 3.6% for the same year-ago period. The decrease in acquisition cost ratio was due to no acquisition costs incurred during the current quarter, when compared with three-month period ended March 31, 2018.

Expense ratio, which measures operating performance, compares policy acquisition costs, other underwriting expenses and general and administrative expenses with net premiums earned. The expense ratio was undefined during the first quarter of 2019 compared with 84.0% for the first quarter of 2018. The difference in expense ratio was wholly due to a denominator of $0 in net premiums earned as recorded during the three-month period ended March 31, 2019, when compared with the three-month period ended March 31, 2018.

Combined ratio, which is used to measure underwriting performance, is the sum of the loss ratio and the expense ratio. If the combined ratio is at or above 100%, underwriting is not profitable. The combined ratio was undefined for the first quarter of 2019 and 84.0% in the same year-ago period. The difference in combined ratio was wholly due to a denominator of $0 in net premiums earned as recorded during the three-month period ended March 31, 2019, when compared with the three-month period ended March 31, 2018.

Management Commentary
“The first quarter’s results were affected by the events of the previous hurricane season, when we suffered limit losses on all reinsurance contracts” said Oxbridge Re Holdings President and Chief Executive Officer Jay Madhu. “Going forward, we continue to be optimistic about the future of our business and will look to employ our financial resources in ways that will have a positive impact on our results as well as contribute to the viability of our enterprise over the long term.”

Conference Call
Management will host a conference call later today to discuss these financial results, followed by a question and answer session. President and Chief Executive Officer Jay Madhu and Chief Financial Officer Wrendon Timothy will host the call starting at 4:30 p.m. Eastern time.

The live presentation can be accessed by dialing the number below or by clicking the webcast link available on the Investor Information section of the company's website at www.OxbridgeRe.com.

Date: Tuesday, May 14, 2019
Time: 4:30 p.m. Eastern time
Listen-only toll-free number: 844-369-8770
Listen-only international number: 862-298-0840

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Precision IR at 919-481-4000 or operations@issuerdirect.com.

A replay of the call will be available by telephone after 4:30 p.m. Eastern time on the same day of the call and via the Investor Information section of Oxbridge's website at www.OxbridgeRe.com until June 14, 2019.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Conference ID: 46726

About Oxbridge Re Holdings Limited

Oxbridge Re (www.oxbridgere.com) is a Cayman Islands exempted company that was organized in April 2013 to provide reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States. Through Oxbridge Re's licensed reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge RE NS, it writes fully collateralized policies to cover property losses from specified catastrophes. Oxbridge Re specializes in underwriting medium frequency, high severity risks, where it believes sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts. The company's ordinary shares and warrants trade on the NASDAQ Capital Market under the symbols "OXBR" and "OXBRW," respectively. The company's ordinary shares are included in the Russell Microcap Index.

Forward-Looking Statements
This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's filings with the SEC. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition and results of operations. Any forward-looking statements made in this press release speak only as of the date of this press release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement contained in this press release, even if the Company's expectations or any related events, conditions or circumstances change.

-Tables to follow-

OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES
Consolidated Balance Sheets
(expressed in thousands of U.S. Dollars, except per share and share amounts)

	At March 31, 2019	At December 31, 2018
	(Unaudited)
Assets
Investments:
Fixed-maturity securities, available for sale, at fair value (amortized cost: $0 and $991 respectively)	$-	993
Equity securities, at fair value (cost: $209 and $210, respectively)	213	162
Total investments	213	1,155
Cash and cash equivalents	7,894	8,074
Restricted cash and cash equivalents	148	3,225
Accrued interest and dividend receivable	8	15
Operating lease right-of-use assets	155	-
Prepayment and other assets	125	74
Property and equipment, net	16	18
Total assets	$8,559	12,561

Liabilities and Shareholders’ Equity
Liabilities:
Reserve for losses and loss adjustment expenses	$107	4,108
Operating lease liabilities	149	-
Accounts payable and other liabilities	129	139
Total liabilities	385	4,247

Shareholders’ equity:
Ordinary share capital, (par value $0.001, 50,000,000 shares authorized; 5,733,587 shares issued and outstanding)	6	6
Additional paid-in capital	32,235	32,226
Accumulated Deficit	(24,067)	(23,920)
Accumulated other comprehensive income	-	2
Total shareholders’ equity	8,174	8,314
Total liabilities and shareholders’ equity	$8,559	12,561

OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES
Consolidated Statements of Operations (unaudited)
(expressed in thousands of U.S. Dollars, except per share and share amounts)

	Three Months Ended
	March 31,
	2019	2018
Revenue

Net premiums earned	-	220
Net income from derivative instruments	-	168
Net investment income	63	72
Net realized investment (losses) gains	3	(173)
Change in fair value of equity securities	51	(172)

Total revenue	117	115

Expenses
Policy acquisition costs and underwriting expenses	-	8
General and administrative expenses	264	318

Total expenses	264	326

Net loss	$(147)	(211)

Loss per share
Basic and Diluted	$(0.03)	(0.04)

Dividends paid per share	$-	-

Performance ratios to net premiums earned:
Loss ratio	0.0%	0.0%
Acquisition cost ratio	0.0%	3.6%
Expense ratio	0.0%*	84.0%
Combined ratio	0.0%*	84.0%

* Ratios reflected as 0.0% due to no "net premiums earned" during the period.